UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 3, 2011 (September 30, 2011)

___________________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement Amendments

On September 30, 2011, General Maritime Corporation (the “Company”) entered into amendments (the “Credit Agreement Amendments”) to its $550 million revolving credit facility (the “2011 Credit Facility”), its $372 million credit facility (the “2010 Credit Facility”) and its $200 million credit facility (the “OCM Credit Facility,” and together with the 2011 Credit Facility and the 2010 Credit Facility, the “Credit Facilities”) with affiliates of Oaktree Capital Management, L.P. (“OCM”).

The Credit Agreement Amendments waive the covenant regarding required minimum balance in cash, cash equivalents and revolver availability (the “Minimum Cash Balance Covenant”) under each of the Credit Facilities through November 10, 2011, unless an event of default under any such Credit Facility occurs prior to such date.  The Company is restricted from paying dividends through that date.  The Company is also obligated to deliver updating information to its lenders regarding its cash flows and proposed restructuring plan.  The Credit Agreement Amendments also require that interest be payable monthly until November 10, 2011.

The amendment to the 2010 Credit Facility further amends the mandatory repayment section of the 2010 Credit Facility by providing that the amortization payment made on September 30, 2011 (the “Amortization Payment”) will be applied to the revolver loans in lieu of the term loans.  The amount of the Amortization Payment may be reborrowed, subject to the satisfaction of the conditions for borrowings set forth in the 2010 Credit Facility, if (i) the lenders under the 2010 Credit Facility have received a restructuring plan acceptable to them and (ii) on October 31, 2011 the revolver commitments are permanently reduced by the amount of the Amortization Payment.

All other material terms of the Credit Facilities remain unchanged.

Standstill Amendments

As previously disclosed, in connection with the OCM Credit Facility, the Company also entered into an Investment Agreement, dated as of March 29, 2011, as amended (the “Investment Agreement), with OCM Marine Investments CTB, Ltd., an affiliate of OCM. Prior to that, on January 10, 2011, the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) with affiliates of OCM in connection with the transactions (collectively, the “March 2011 Transactions”) contemplated by the OCM Credit Facility and the Investment Agreement.  Under these agreements, OCM is subject to customary “standstill” restrictions, pursuant to which OCM will not be permitted to acquire additional shares of the Company’s capital stock or make any public proposal with respect to a merger, combination or acquisition (or take similar actions) with respect to the Company.

In conjunction with the Company’s review of various alternatives with respect to a potential restructuring of its capital structure, on September 30, 2011, the Company and certain affiliates of OCM entered into amendments to each of the Investment Agreement and the Confidentiality Agreement which eliminated from these agreements such standstill provisions.  All other material terms of the Investment Agreement and the Confidentiality Agreement remain unchanged.

Item 8.01.  Other Events.

Potential Restructuring of Capital Structure

As previously disclosed, the continued weakness in charter rates, coupled with required payments under debt obligations of, and expenditures by, the Company has adversely affected the Company’s cash flow from operations and liquidity.  In addition to entering into the Credit Agreement Amendments described above, the Company continues to review its financing options and is currently considering various alternatives with respect to the restructuring of its capital structure, including seeking additional liquidity through potential additional amendments or refinancings of its existing indebtedness or waivers or extensions of its obligations thereunder, additional offerings of debt or equity, vessel sales, the sale of all or a portion of its business and/or commencing a voluntary proceeding to reorganize under Chapter 11 of the Bankruptcy Code.  In this connection, the Company has commenced discussions with its lenders and other creditors concerning a potential restructuring of its indebtedness.

The Company continues to monitor working capital availability and capital resources, and its ability to maintain working capital and capital resources will have a material impact on the ultimate resolution of the Company’s current liquidity situation, its ability to meet its obligations under its debt instruments and the timing of any potential actions in response to the situation.  There can be no assurance that the Company will be able to successfully resolve its current liquidity situation, that the Company will receive any additional funding from any party, or that the Company will be able to reach agreement with its lenders and other creditors on a consensual restructuring of its capital structure.  If procured, any additional financing may subject the Company’s current shareholders to substantial additional dilution of their ownership interests in the Company.  Investors are cautioned that they could lose some or all of their investment in the event of a restructuring of the Company or voluntary proceeding to reorganize under Chapter 11 of the Bankruptcy Code.

Assignment of Interest in Investment Partnership

As previously disclosed, in connection with the March 2011 Transactions, Peter C. Georgiopoulos, the Company’s Chairman, was granted an interest in a limited partnership controlled and managed by OCM (the “Investment Partnership”).  The Investment Partnership and its subsidiaries currently hold the entire loan made under the OCM Credit Facility, as well as all of the detachable warrants issued by the Company in connection therewith.

Mr. Georgiopoulos intends to assign 100% of his limited partnership interest in the Investment Partnership to the Company.  The Company is not expected to provide any consideration for this assignment.  Mr. Georgiopoulos determined to take this step on his own initiative in order to eliminate any appearance that, as a result of this holding, his interests are not aligned with those of the Company and to emphasize his focus on achieving a positive result for the Company in the current environment.  The March 2011 Transactions were the result of an extensive process, overseen by an independent committee of the Company's Board of Directors, and its financial and legal advisors.

The Company, as the assignee of the limited partnership interest from Mr. Georgiopoulos, would not have any rights to participate in the management of the Investment Partnership.  Pursuant to the partnership agreement, the Company would be entitled to an interest in distributions by the Investment Partnership, which in the aggregate would not exceed 4.9% of all distributions made by the Investment Partnership, provided that no distributions would be made to the Company until the other investors in the Investment Partnership have received distributions equal to the amount of their respective investments.  Neither Mr. Georgiopoulos nor the Company has made (and the Company would not required and does not intend to make) any substantial investment in the Investment Partnership.  The assignment of limited partnership interest remains subject to the consent of OCM.

A copy of the Company’s press release announcing these events is attached hereto as Exhibit 99.1 and, except for the fifth paragraph, which contains quoted remarks, is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President, Chief Financial Officer

Date: October 3, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 3, 2011.